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ELEMENTS
Current Offerings
ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return
ELEMENTS℠ Linked to the MLCX Grains Index— Total Return
ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠
ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to
ELEMENTS Products - Current Offerings
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Printable Format
ELEMENTS ℠ Linked to the MLCX Biofuels Index (Exchange Series)- Total Return (FUE)
MLCX Biofuels ELEMENTS Exchange (Exchange Series)- Traded Notes (ETNs) are intended to provide investors with exposure to the biofuels sector of the global commodity market. The performance of MLCX Biofuels ELEMENTS ETNs is linked to the MLCX Biofuels Index (Exchange Series) – Total Return (MLCX Biofuels Index).
Closing Price: 0
Change: N.A.
52-week High/Low: N.A./N.A.
Volume: 0
Yearly Fee: 0.75%
Maturity Date: 02/13/2023
Issuer: SEK (Aa1/AA+)
As of market close N.A.
No data available at this time
Product Brochure
Prospectus
ELEMENTS℠ Linked to the MLCX Grains Index - Total Return (GRU)
MLCX Grains ELEMENTS Exchange- Traded Notes (ETNs) are intended to provide investors with exposure to the grains sector of the global commodity market. The performance of MLCX Grains ELEMENTS ETNs is linked to the MLCX Grains
Closing Price: 0
Change: N.A.
52-week High/Low: N.A./N.A.
Volume: 0
Yearly Fee: 0.75%
Maturity Date: 02/13/2023
No data available at this time
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ELEMENTS ETN Products - Microsoft Internet Explorer
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ELEMENTS Products
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ELEMENTS
Current Offerings
ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return
ELEMENTS℠ Linked to the MLCX Grains Index— Total Return
ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠
ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to
ELEMENTS Products - Current Offerings
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Printable Format
Exchange (Exchange Series)- Traded Notes (ETNs) are intended to provide investors with exposure to the biofuels sector of the global commodity market. The performance of MLCX Biofuels ELEMENTS ETNs is linked to the MLCX Biofuels Index (Exchange Series) – Total Return (MLCX Biofuels Index).
Change: N.A.
52-week High/Low: N.A./N.A.
Volume: 0
Yearly Fee: 0.75%
Maturity Date: 02/13/2023
Issuer: SEK (Aa1/AA+)
As of market close N.A.
No data available at this time
Product Brochure
Prospectus
ELEMENTS℠ Linked to the MLCX Grains Index - Total Return (GRU)
MLCX Grains ELEMENTS Exchange- Traded Notes (ETNs) are intended to provide investors with exposure to the grains sector of the global commodity market. The performance of MLCX Grains ELEMENTS ETNs is linked to the MLCX Grains Index – Total Return (MLCX Grains Index).
Closing Price: 0
Change: N.A.
52-week High/Low: N.A./N.A.
Volume: 0
Yearly Fee: 0.75%
Maturity Date: 02/13/2023
Issuer: SEK (Aa1/AA+)
As of market close N.A.
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No data available at this time
Product Brochure
Prospectus
ELEMENTS - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total
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ELEMENTS

Current Offerings

- ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return
- ELEMENTS℠ Linked to the MLCX Grains Index— Total Return
- ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠
- ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
- ELEMENTS℠ Linked to

ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile

Market Data As of market close N.A.

Closing Price:	
Net Change:	
% Change:	
52-week High/Low:	
Volume:	
20 Day Volume Average:	
Units Outstanding:	
Market Capitalization*: N.A.	

*Market Capitalization = Closing Price x Units Outstanding

No data available at this time

5 Day 1 Month 3 Month 1 Year 5 Year

Indicative Values

Closing Indicative Value*:		
Weekly Repurchase Value*:		

*Source: Bloomberg. The "weekly repurchase value" and "closing indicative value" are historical, do not guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

Returns As of market close N.A.

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception
S&P GSCI								

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ELEMENTS™

Current Offerings

- ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return
- ELEMENTS℠ Linked to the MLCX Grains Index— Total Return
- ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠
- ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
- ELEMENTS℠ Linked to

ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile

guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

Returns As of market close 02/04/2008

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception
S&P GSCI™ Biofuel Total Return Index	8.44%	27.26%	36.20%	12.31%	32.51%	21.18%	9.11%	13389.00%
MLCX Biofuels Index (Exchange Series)-Total Return	7.23%	27.02%	40.85%	11.17%	46.91%	27.15%	18.56%	29682.00%
MLCX Biofuels ELEMENTS ETNs	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	-100.00%

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future performance of the ELEMENTS or the index will result in holders of the ELEMENTS receiving a positive return on their investment.

Profile

Issuer: SEK (Aa1/AA+)

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ELEMENTS

Current Offerings

- ELEMENTS[SM] Linked to the MLCX Biofuels Index (Exchange Series) — Total Return
- ELEMENTS[SM] Linked to the MLCX Grains Index— Total Return
- ELEMENTS[SM] - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index[SM]
- ELEMENTS[SM] Linked to the Morningstar® Wide Moat Focus[SM] Total Return Index
- ELEMENTS[SM] Linked to the Rogers International Commodity Index® – Total Return[SM]
- ELEMENTS[SM] Linked to the Rogers International Commodity Index® – Agriculture Total Return[SM]
- ELEMENTS[SM] Linked to

ELEMENTS[SM] Linked to the MLCX Biofuels Index (Exchange Series) — Total Return

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile

not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future performance of the ELEMENTS or the index will result in holders of the ELEMENTS receiving a positive return on their investment.

Profile

Issuer: SEK (Aa1/AA+)
Primary Exchange: AMEX
Ticker: FUE
Intraday Indicative Value Ticker: FUEIV
Bloomberg Index Ticker: MLCXBXTR
CUSIP: 870297199
Inception Date: February 05, 2008
Maturity Date: February 13, 2023
Initial Index Level:
Denomination: $10.00
Short Sales* : Yes on an up or down tick
Yearly Fee : 0.75%

*With short sales, an investor risks paying more for a security than the amount one received from its sale.

Market Data

*Source: Bloomberg. The "closing price" is the closing market trading price.

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Current Offerings

ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return

ELEMENTS℠ Linked to the MLCX Grains Index— Total Return

ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠

ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International

ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure Prospectus Printable Format

Market Data Returns Profile

Market Data
*Source: Bloomberg. The "closing price" is the closing market trading price.

Returns
Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any fees which would reduce an investor's actual return. Indices are not managed and one cannot invest directly in an index.

ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Weekly Repurchase Value
Weekly Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation date times the Fee Factor on the relevant valuation date.

Fee Factor
The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Index Factor
The index factor on any given day, other then the final valuation date, will be equal to the closing value of the index on the day divided by the initial level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing value of the Index on the inception date.

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ELEMENTS™

Current Offerings

- ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return
- ELEMENTS℠ Linked to the MLCX Grains Index — Total Return
- ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠
- ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
- ELEMENTS℠ Linked to

ELEMENTS℠ Linked to the MLCX Grains Index— Total Return

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile

Market Data As of market close N.A.

Closing Price:	
Net Change:	
% Change:	
52-week High/Low:	
Volume:	
20 Day Volume Average:	
Units Outstanding:	
Market Capitalization*: N.A.	

*Market Capitalization = Closing Price x Units Outstanding

No data available at this time

5 Day 1 Month 3 Month 1 Year 5 Year

Indicative Values

Closing Indicative Value*:		
Weekly Repurchase Value*:		

*Source: Bloomberg. The "weekly repurchase value" and "closing indicative value" are historical, do not guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

Returns As of market close N.A.

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception
S&P GSCI								

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ELEMENTS

Current Offerings

ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return

ELEMENTS℠ Linked to the MLCX Grains Index — Total Return

ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠

ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to

ELEMENTS℠ Linked to the MLCX Grains Index— Total Return

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile

guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

Returns As of market close N.A.

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception
S&P GSCI™ Grains Total Return Index								70758.00%
MLCX Grains Index- Total Return	5.65%	26.04%	47.64%	10.22%	61.94%	30.40%	13.65%	14104.00%
MLCX Grains ELEMENTS ETNs	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	-100.00%

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future performance of the ELEMENTS or the index will result in holders of the ELEMENTS receiving a positive return on their investment.

Profile

Issuer: SEK (Aa1/AA+)

Primary Exchange: AMEX

Ticker: GRU

Internet


ELEMENTS ETN Products - Microsoft Internet Explorer
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Address http://169.242.139.45/Elements/ProductsPage.aspx
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ELEMENTS Products
About ELEMENTS
ELEMENTS Partners
Contact Us
Register
ELEMENTS
Current Offerings
ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return
ELEMENTS℠ Linked to the MLCX Grains Index — Total Return
ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠
ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to
ELEMENTS℠ Linked to the MLCX Grains Index— Total Return
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Profile
Issuer: SEK (AA/Aa1)
Primary Exchange: AMEX
Ticker: GRU
Intraday Indicative Value Ticker: GRUIV
Bloomberg Index Ticker: MLCXGRTR
CUSIP: 870297215
Inception Date: February 05, 2008
Maturity Date: February 13, 2023
Initial Index Level:
Denomination: $10.00
Short Sales* : Yes on an up or down tick
Yearly Fee : 0.75%
*With short sales, an investor risks paying more for a security than the amount one received from its sale.
Market Data
*Source: Bloomberg. The "closing price" is the closing market trading price.
Returns
Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of
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Current Offerings

ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return

ELEMENTS℠ Linked to the MLCX Grains Index — Total Return

ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠

ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index

ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International

ELEMENTS℠ Linked to the MLCX Grains Index— Total Return

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure Prospectus Printable Format

Market Data Returns Profile

Market Data
*Source: Bloomberg. The "closing price" is the closing market trading price.

Returns
Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any fees which would reduce an investor's actual return. Indices are not managed and one cannot invest directly in an index.

ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Weekly Repurchase Value
Weekly Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation date times the Fee Factor on the relevant valuation date.

Fee Factor
The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Index Factor
The index factor on any given day, other then the final valuation date, will be equal to the closing value of the index on the day divided by the initial level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing value of the Index on the inception date.

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Total Return

ELEMENTS℠ Linked to the MLCX Grains Index— Total Return

ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠

ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP

Printable Format

Corporation	Commodity Index℠ – Energy Total Return℠ (RJN)				
Swedish Export Credit Corporation	ELEMENTS Linked to the Rogers International Commodity Index® – Agriculture Total Return℠ (RJA)	10/17/2007	10/24/2022	Prospectus	
Swedish Export Credit Corporation	ELEMENTS Linked to the Rogers International Commodity Index® – Total Return℠ (RJI)	10/17/2007	10/24/2022	Prospectus	
Deutsche Bank AG	ELEMENTS Linked to the Morningstar® Wide Moat Focus℠ Total Return Index (WMW)	10/17/2007	10/24/2022	Prospectus	
Deutsche Bank AG	ELEMENTS - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠ (DOD)	11/07/2007	11/14/2022	Prospectus	
Swedish Export Credit Corporation	ELEMENTS℠ Linked to the MLCX Grains Index - Total Return (GRU)	02/05/2008	02/13/2023	Prospectus	
Swedish Export Credit Corporation	ELEMENTS ℠ Linked to the MLCX Biofuels Index (Exchange Series)- Total Return (FUE)	02/05/2008	02/13/2023	Prospectus	

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ELEMENTS ETN - Legal Information - Microsoft Internet Explorer

Address http://169.242.139.45/Elements/LegalInformation.aspx

INTERRUPTIONS THEREIN. THE INDEX SPONSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK, MLPF&S, NUVEEN INVESTMENTS, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN MLPF&S AND THE INDEX SPONSOR, INC. IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE SECURITIES.

Merrill Lynch Commodities, Inc.

MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED, AS INDEX PUBLISHER, AND MERRILL LYNCH COMMODITIES, INC., AS INDEX SPONSOR, MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO HOLDERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF PURCHASING SECURITIES, PARTICULARLY, OR THE ABILITY OF THE INDEX TO TRACK GENERAL COMMODITY MARKET PERFORMANCE. THE INDEX IS DETERMINED, COMPOSED AND CALCULATED BY THE INDEX PUBLISHER AND THE INDEX SPONSOR WITHOUT REGARD TO THE SECURITIES. THE INDEX PUBLISHER AND THE INDEX SPONSOR HAVE NO OBLIGATION TO TAKE THE NEEDS OF THE HOLDERS OF THE SECURITIES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEX. THE INDEX PUBLISHER AND THE INDEX SPONSOR ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT OR QUANTITIES OF THE SECURITIES TO BE ISSUED. THE INDEX PUBLISHER AND THE INDEX SPONSOR HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION AND MARKETING OF THE SECURITIES.

MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED, AS INDEX PUBLISHER, AND MERRILL LYNCH COMMODITIES, INC., AS INDEX SPONSOR, IN THEIR CAPACITY AS INDEX PUBLISHER AND INDEX SPONSOR, RESPECTIVELY, WITH RESPECT TO THE INDEX, DO NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED AND MERRILL LYNCH COMMODITIES, INC., AS INDEX PUBLISHER AND INDEX SPONSOR, RESPECTIVELY, MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PURCHASERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN FOR ANY USE. MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED AND MERRILL LYNCH COMMODITIES, INC., AS INDEX PUBLISHER AND INDEX SPONSOR, RESPECTIVELY, MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED AND MERRILL LYNCH COMMODITIES, INC., AS INDEX PUBLISHER AND INDEX SPONSOR, RESPECTIVELY, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

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The contents of this website have been prepared based on sources, materials and systems believed to be reliable and accurate and are provided to you on an "AS IS" AND "AS AVAILABLE" basis. THERE IS NO GUARANTEE OF THE ACCURACY, VALIDITY, TIMELINESS, MERCHANTABILITY, FITNESS OR COMPLETENESS OF THE INFORMATION AND DATA. ANY WARRANTIES, WHETHER EXPRESS OR IMPLIED, OR ANY STATUTORY WARRANTIES OF ANY KIND ARE HEREBY DISCLAIMED.

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